Exhibit 10.1

Fourth Amendment of Contract

This Fourth Amendment (the Fourth Amendment) is made and entered into on March 15, 2007, by and between the State of Louisiana, through the Division of Administration, Office of Community Development (hereinafter referred to as “OCD”) and ICF Emergency Management Services, LLC (hereinafter referred to either as “ICF” or “Contractor”). Capitalized terms used in the amendment but not defined herein have the meanings ascribed to them in the hereinafter described Contract.

WHEREAS, OCD and Contractor have heretofore executed and entered into that certain Contract with an effective date of June 12, 2006 (the “Contract”) in which ICF agreed to serve as Louisiana’s Road Home Manager and otherwise obligated itself to complete the Project; which Contract was amended by the First Amendment dated July 24, 2006, by the Second Amendment dated September 28, 2006 and by the Third Amendment dated October 18, 2006.

Whereas, the parties seek to delineate methods for performance measure credits and rewards;

Now therefore, for and in consideration of the foregoing premises, the State and Contractor agree as follows:

1.	The Contract is hereby amended to insert Section 1.2.3.1, which reads:

1.2.3.1.	Performance Measurement Plan

The SPM and the Contractor may by written Performance Measurement Plans provide for monetary performance incentive measures signed by the SPM and a duly authorized representative of Contractor. The performance incentive measures provide for performance credits [reductions in amounts payable to Contractor] and performance rewards. Any performance incentive measures shall be subject to the maximum compensation of this Contract, which may not be increased without further amendment of this Contract. The SPM and Contractor shall jointly work to ensure that the goals established within the performance plan are current and accurate for proper monitoring of the Contractor’s performance against the requirements of the Statement of Work. The Performance Measurement Plan will be reviewed not less than every three months with performance measurements starting in April of 2007.

The Performance Measurement Plans shall be updated by the end of each calendar quarter to provide the performance incentive measures for the following calendar quarter. The initial Performance Measurement Plan, along with each quarterly update, shall each constitute a separate deliverable under the Contract.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed by their duly authorized representatives as of the day and year first above written.

State of Louisiana, Division of Administration		ICF Emergency Management Services, LLC

By:	/s/ Jerry Luke Leblanc	By:	/s/ Donald H. Blaise
	Jerry Luke Leblanc		Donald H. Blaise
	Commissioner of Administration		Senior Manager of Contracts
	Date: March , 2007		Date: March 15, 2007